Exhibit 99.1

Smartsheet Announces Proposed Public Offering of Class A Common Stock

BELLEVUE, Wash., June 10, 2019 – (BUSINESS WIRE) Smartsheet Inc. (NYSE: SMAR), a leading cloud-based platform for work execution, today announced a proposed underwritten public offering of its Class A common stock consisting of 6,500,000 shares offered by Smartsheet and 4,250,000 shares offered by certain selling shareholders. In addition, Smartsheet and the selling shareholders expect to grant the underwriters a 30-day option to purchase up to an additional 1,612,500 shares of Class A common stock, consisting of 975,000 shares from Smartsheet and 637,500 shares from the selling shareholders, in the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Smartsheet intends to use the net proceeds from its sale of Class A common stock in this offering for working capital and general corporate purposes, which may include acquisitions of businesses, technologies, or other assets. However, Smartsheet does not have any definitive plans, agreements, or commitments with respect to any acquisitions or investments at this time. Smartsheet will not receive any proceeds from the sale of the shares by the selling shareholders.

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC will be acting as lead book-running managers for the offering. Jefferies LLC, William Blair & Company, L.L.C., SunTrust Robinson Humphrey, Inc. and Canaccord Genuity LLC will be acting as joint book-running managers, and Needham & Company, LLC, Oppenheimer & Co. Inc., Stephens Inc., and D.A. Davidson & Co. will be acting as co-managers.

The public offering will be made pursuant to an automatic shelf registration statement on Form S-3 that was filed by Smartsheet with the Securities and Exchange Commission (“SEC”) on June 10, 2019 and became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 866-803-9204, or by email at prospectus-eq_fi@jpmchase.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Class A common stock, nor shall there be any sale of the Class A common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbors” created by those sections.

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the intention to conduct an offer and sale of the Class A common stock. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause Smartsheet’s achievements to be materially different from the information expressed or implied by these forward-looking statements. For a discussion of important factors that may cause Smartsheet’s actual achievements to differ materially from those expressed or implied by Smartsheet’s forward-looking statements, you should refer to Smartsheet’s preliminary prospectus supplement filed with the SEC and available at www.sec.gov, and the section entitled “Risk Factors” set forth in Smartsheet’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2019, filed with the SEC on June 7, 2019, and other filings Smartsheet makes with the SEC from time to time. Furthermore, such forward-looking statements speak only as of the date of this press release. Smartsheet undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Contact:
Aaron Turner
investorrelations@smartsheet.com

Media Contact:
Dan Benelisha
pr@smartsheet.com

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